Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of IMS Health Incorporated, which is incorporated by reference in IMS Health Incorporated's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 10, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

New York, New York
July 14, 2003